
                                  NSAR ITEM 77O
                   VK Pennsylvania Value Municipal Income Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING             PURCHASED FROM     AMOUNT OF SHARES   % OF UNDERWRITING   DATE OF PURCHASE
                                                                               PURCHASED


         1             Virgin Island Public Financing     PaineWebber          1,000,000           0.335%             11/10/99




Underwriting Participants:

Underwriters for #1
Morgan Stanley & Co. Incorporated
Roosevelt & Cross